SWEENEY, GATES & CO.
                  --------------------------------------------
                  Certified Public Accountants and Consultants





                                                   March 1, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  River Capital Group Inc.

We have read the statements that we understand River Capital Group Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

                                               Yours truly,

                                               /s/ SWEENEY, GATES & CO.














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